                                                                    EXHIBIT 4(A)
                                  [USAA logo]

                          USAA LIFE INSURANCE COMPANY
              9800 Fredericksburg Road - San Antonio, Texas 78288
                               (A Stock Company)

                                VARIABLE ANNUITY
                           FLEXIBLE PREMIUM DEFERRED
                COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT

                (For Use in Connection with Either Qualified or
                         Nonqualified Retirement Plans)
THE ANNUITY AGREEMENT

USAA LIFE INSURANCE COMPANY, in exchange for the completion of the application and the payment of premium(s), agrees as provided in this contract to:

  1) allocate and invest premium as directed by the Owner;
  2) pay annuity benefits starting on the Annuity Date;
  3) pay death benefits upon the death of the Annuitant; and
  4) provide the Owner the rights and privileges of this contract.

This contract is issued by USAA LIFE INSURANCE COMPANY on the Effective Date shown on the Contract Information Page.

THIS IS A NONPARTICIPATING CONTRACT THAT DOES NOT PROVIDE DIVIDENDS. THE CONTRACT DOES NOT SHARE IN THE COMPANY'S DIVISIBLE SURPLUS. CONTRACT VALUE AND ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY, WILL FLUCTUATE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS.

                               FREE LOOK PERIOD-
                                RIGHT TO CANCEL

You may cancel this contract within 10 days* after you receive it by returning it to the Company or the representative who sold you the contract with your written request for cancellation. With respect to the Fixed Fund Account, we will refund all premium payments. With respect to the Variable Fund Accounts, we will refund the greater of the premium payment made or the value of the Variable Fund Accounts as of the Date of Receipt of the request to cancel plus any mortality and expense risk charge, administrative expense charge and any premium tax which had been deducted. No deduction for contract maintenance will be made. The contract will be deemed void as if it had never been issued.

*A longer Free Look Period is required by law in some states. The exact number of days in your Free Look Period is shown on the Contract Information Page.


                                /s/ EDWIN L. ROSANE
                                -------------------
                                  Edwin L. Rosane
                                     President


                                /s/ BRADFORD W. RICH
                                --------------------
                                  Bradford W. Rich
                                     Secretary



                      THIS IS A LEGAL CONTRACT BETWEEN THE
                             COMPANY AND THE OWNER.
                        ENDORSEMENTS MAY BE ATTACHED AND
                           BE PART OF THIS CONTRACT.
                      READ YOUR ENTIRE CONTRACT CAREFULLY




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LVA23979ST 7-94                                                       LVA200ST

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-----------------------------------------------------------
                      TABLE OF CONTENTS
-----------------------------------------------------------

FACE PAGE                                          PAGE 1
TABLE OF CONTENTS                                       2
CONTRACT INFORMATION PAGE                               4
INTRODUCTION                                            5
DEFINITIONS OF SPECIAL TERMS                            6
OWNERSHIP AND BENEFICIARY PROVISIONS                    9
 Contract Agreement And Changes
 Contract Owner
 Change Of Ownership And Assignment
 Annuitant
 Beneficiary
 Change Of Beneficiary

GENERAL PROVISIONS                                     10
 Incontestability
 Misstatement Of Age Or Sex
 Protection of Contract Value and Annuity Payments
 Proof Of Survival
 Conformity To Law
 Annual Statement And Reports
 Service And Adminstration Of Contract

PREMIUM PROVISIONS                                     11
 Initial Payment
 Flexible Payments
 Minimum Payments
 Premium Payment Allocations
 Premium Tax
 Date Subsequent Premium Payments Credited

ACCUMULATION PHASE                                     13
 Introduction
 I. Fixed Fund Account
      General Description
      Crediting Of Interest
      Withdrawals
      Minimum Withdrawal Amount
      Free Withdrawal Or Transfer Privilege
      Withdrawal Or Transfer Charges
      Income Tax
 II. Variable Fund Accounts
      General Description
      The Separate Account
      Your Value In Variable Fund Accounts
      Net Investment Factor
      Voting Right


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--------------------------------------------------------------
               TABLE OF CONTENTS - CONTINUED
--------------------------------------------------------------

      Withdrawals
      Withdrawal Or Transfer Charges
      Minimum Withdrawal Amount
      Income Tax

III. Miscellaneous Provisions
      Contract Value
      Minimum Required Contract Value
      Transfers
      Dollar Cost Averaging
      Systematic Withdrawals
      Death Benefit
      Distribution Requirements

CHARGES ASSESSED AGAINST THIS CONTRACT DURING
THE ACCUMULATION AND DISTRIBUTION PHASES                                20
 General
 Contract Maintenance Charge
 Mortality And Expense Risk Charge
 Administrative Expense Charge
 Tax Charge
 Withdrawal Or Transfer Charge

DISTRIBUTION PHASE                                                      22
 Introduction
 Annuity Date
 Minimum Contract Value For Distribution Options
 Election Of Distribution Option And Fixed Or Variable Annuity
  Payments
 Fixed Annuity Distribution
 Variable Annuity Distribution
 Determination Of The First Variable Annuity Distribution Payment
 Determination Of Variable Annuity Distribution Payments After
  The First Payment
 Annuity Unit Value
 Transfer Of Annuity Units
 Owner/Annuitant's Death

DISTRIBUTION OPTIONS                                                    24
 General
 Option 1. Income Payments For Life
 Option 2. Income Payments For Life With A Certain Period Guaranteed Option 3. Joint And Survivor Life Income
 Option 4. Income For Specified Period
 Option 5. Income Of Fixed Smount
 Option 6. Systematic Withdrawals

POSTPONEMENT OF PAYMENTS                                                26

ANNUITY PAYMENT TABLES                                                  27



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LVA23979ST 7-94                                                       LVA200ST

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                                       .
                           CONTRACT INFORMATION PAGE


MINIMUM INITIAL PREMIUM REQUIREMENT  -  $1,000

MINIMUM SUBSEQUENT PREMIUM  -  $100

MINIMUM REQUIRED CONTRACT VALUE  -  $1,000



LVA23979ST  7-94           FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY



                       ANNUITY IDENTIFICATION INFORMATION


ANNUITANT         ZADM0006                         CONTRACT NUMBER   ZADM0002

OWNER             ZADM0007                         USAA NUMBER       ZADM0916

EFFECTIVE DATE    ZADM0005                         AGE OF ANNUITANT  ZADM0010

FIRST PREMIUM     ZADM0910                         ANNUITY DATE      ZADM0768



FREE LOOK PERIOD  -  10 DAYS



LOCATION AND TOLL-FREE TELEPHONE NUMBER OF SERVICE OFFICE:  9800 FREDERICKSBURG
                        ROAD, SAN ANTONIO, TX 78288-0156
                                (1-800-531-4265)



LVA23979ST 7-94

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                                 INTRODUCTION
                                 ------------



     THIS IS A COMBINATION FIXED AND VARIABLE ANNUITY. THE CONTRACT HAS TWO PHASES, THE ACCUMULATION (OR PAY IN) PHASE AND THE DISTRIBUTION (OR PAY OUT) PHASE. DURING THE ACCUMULATION PHASE, YOU CONTRIBUTE MONEY WHICH IS CALLED PREMIUM. YOUR PREMIUM WILL BE ALLOCATED AND INVESTED AS DIRECTED BY YOU. IT CAN BE INVESTED IN EITHER OR BOTH:


          1) AN ACCOUNT WHICH GUARANTEES THE PRINCIPAL AND A FIXED RATE OF INTEREST EARNING (THIS IS KNOWN AS THE FIXED FUND ACCOUNT); OR

          2) AN ACCOUNT WHICH DOES NOT GUARANTEE THE PRINCIPAL OR ANY EARNINGS (THIS IS KNOWN AS A VARIABLE FUND ACCOUNT). THERE ARE SEVERAL VARIABLE FUND ACCOUNTS UNDER THIS CONTRACT WHICH CORRESPOND TO VARIOUS FUNDS OF MUTUAL FUNDS IN WHICH YOU MAY CHOOSE TO INVEST. YOUR VALUE IN THE VARIABLE FUND ACCOUNTS UNDER THIS CONTRACT WILL VARY WITH THE INVESTMENT EXPERIENCE OF THE CORRESPONDING FUND. THE VALUE MAY RISE OR IT MAY FALL.


DURING THE ACCUMULATION PHASE, YOU HAVE ACCESS TO THE VALUE IN YOUR CONTRACT, BUT YOUR INVESTMENT OBJECTIVE IS TO BUILD VALUE FOR RETIREMENT. AT THE END OF THE ACCUMULATION PHASE, YOUR CONTRACT VALUE IS APPLIED TO PROVIDE INCOME PAYMENTS PAID BY THE COMPANY TO THE ANNUITANT. THE PAYMENTS MAY BE PAID TO THE ANNUITANT FOR THE REST OF THAT PERSON'S LIFE. THIS STREAM OF PAYMENTS BY THE COMPANY IS THE SECOND OR DISTRIBUTION PHASE OF THIS CONTRACT.


     THE DISTRIBUTION YOU SELECT MAY BE A PERIODIC FIXED GUARANTEED PAYMENT AMOUNT, A PERIODIC VARIABLE NON-GUARANTEED PAYMENT AMOUNT, A COMBINATION OF THE TWO, OR A LUMP SUM.



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LVA23979ST 7-94                                                       LVA200S1

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                          DEFINITIONS OF SPECIAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION PHASE -     The period during the lifetime of the Contract Owner
                         between the Effective Date of the contract and the Annuity Date.


ACCUMULATION UNIT -      An accounting unit of measure used to calculate values
                         in each Variable Fund Account under the contract before the Company starts making income payments from the Variable Fund Accounts.


ANNUITANT -    The person who is named to receive income payments and on whose life expectancy income payments may be based.


ANNUITY -      A contract designed to provide an Annuitant with income payments.


ANNUITY DATE - The date when the Company is to begin making income payments to the Annuitant. The Annuity Date may not be later than the Annuitant's 95/th/ birthday.


ANNUITY UNIT - An accounting unit of measure used to calculate the amount of income payments that are based on a Variable Annuity distribution.


BENEFICIARY -  The person(s) designated who may be entitled to receive a death benefit or any remaining income payments upon the Owner's or the Annuitant's death.


COMPANY, WE, OUR or US - Refers to USAA Life Insurance Company.


CONTRACT INFORMATION PAGE - This page identifies certain information about this contract and specifies certain terms of the contract. It appears at page 4.


CONTRACT VALUE - The monetary value of this contract.  It equals the sum of the values of the Fixed Fund Account and the Variable Fund Account(s) under this contract.


CONTRACT YEAR -  A period of 12 calendar months starting with the Effective
                 Date of the contract, and each 12-month period thereafter. For example, if your contract was issued on July 1, your first Contract Year would end on the following June 30. Each subsequent Contract Year would start on July 1 and end on June 30.


DATE OF RECEIPT - The date actually received at our Service Office, subject to two exceptions:
                  (1) If received on a date other than a Valuation Date, the
                      Date of Receipt will be the following Valuation Date; and
                  (2) If received on a Valuation Date after close of trading of the New York Stock Exchange, the Date of Receipt will be the following Valuation Date.


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DISTRIBUTION OPTION - One of several ways in which the Contract Value can be paid to the Annuitant.

DISTRIBUTION PHASE -  The period starting on the Annuity Date during which the Company makes payments to the Annuitant.

EFFECTIVE DATE - The date that we approve the application and issue this contract. This date will not be earlier than the date the application and the first premium payment are received by our Service Office. The Effective Date is shown on the Contract Information Page.

FIXED ANNUITY - A distribution under which income payments do not vary as to dollar amount and which are guaranteed by the Company.

FIXED FUND ACCOUNT - An account under this contract in which premium payments may be invested. Premium payments allocated to this account become part of the Company's general assets and liabilities. The Company guarantees the principal and a rate of interest, declared from time to time.

FREE LOOK PERIOD - The 10 day period following the date you first receive the contract or such longer period as may be required by state law. The Free Look Period is shown on the Contract Information Page.

FUND - An investment portfolio that has specific investment objectives and policies and is offered by a Mutual Fund.

MUTUAL FUND - A diversified open end investment company under federal securities law. It may offer shares of several different Funds for investment.

NET ASSET VALUE - The current value of each Fund's total assets, less all liabilities, divided by the total number of shares outstanding.

NONQUALIFIED PLAN - A Retirement plan that is not eligible for favorable tax treatment under the Internal Revenue Code.

OWNER - The person to whom we owe the rights and privileges of this contract.

QUALIFIED PLAN - A retirement plan purchased with pretax dollars that allows deferral of federal income tax on the money you pay into the plan as well as on the interest or other income earned.

SEPARATE ACCOUNT - The investment account established under Texas law through which USAA Life Insurance Company invests the premium payments received for investment in the Variable Funds Accounts under this contract. Through subdivisions of the Separate Account which are called the Variable Fund Accounts under this contract, the Company invests in various Funds. The assets of the Separate Account are owned by USAA Life Insurance Company and to the extent that the assets are equal to the reserves and other contractual liabilities, they are not chargeable with liabilities arising out of any other business of the Company. The income, gains, and losses, realized or unrealized, from the assets of the Separate Account are credited or charged against the Separate Account without regard to other income, gains or losses of the Company. The Separate Account is registered as an investment company under federal securities law.


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SERVICE OFFICE - The department of USAA Life Insurance Company responsible for administration and servicing of this contract. The address and toll-free telephone number of the Service Office are shown on the Contract Information Page.

VALUATION DATE - Any business day, Monday through Friday, on which the New York
                 Stock Exchange is open for regular trading, except:

                 (1) Any day on which the value of the shares of a Fund is not computed.

                 (2) Any day during which no order for the purchase, redemption, surrender or transfer of Accumulation Units or Annuity Units was received.

VALUATION PERIOD - The period of time from the end of any Valuation Date to the end of the next Valuation Date.

VARIABLE ANNUITY - A distribution under which income payments vary in amount based on the investment experience of the Funds that correspond to the Variable Fund Accounts under this contract.

VARIABLE FUND ACCOUNT - A subdivision of the Separate Account in which premium payments may be invested. There are several Variable Fund Accounts under this contract. Each Variable Fund Account corresponds to a particular Fund. Premium payments allocated to a Variable Fund Account are invested by the Company in the particular Fund.

YOU, YOUR, YOURS - Refers to the Owner.

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--------------------------------------------------------------------------------
                      OWNERSHIP AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

CONTRACT AGREEMENT AND CHANGES

This contract is a legal contract between the Company and the Owner. The contract is issued in return for:

  1) Completion of the application; and
  2) Payment of the first premium.

The contract and the application form the entire agreement between you and the Company. We will consider statements in the application representations and not warranties.

Only an officer of the Company has authority to:

  1) Waive a provision of the contract; or
  2) Agree with the Owner to changes in the contract; and then only in writing.

CONTRACT OWNER

The rights and privileges of this contract belong to the Owner during the Annuitant's lifetime. The Owner is the Annuitant unless otherwise requested in the application and we have approved it. If the Owner and the Annuitant are different persons and the Owner dies, then the rights and privileges of ownership will vest in the Annuitant, or the Beneficiary if the Annuitant does not survive the Owner. If the Annuitant is the Owner and dies, then the rights and privileges of ownership will vest in the Beneficiary.

CHANGE OF OWNERSHIP AND ASSIGNMENT

You may transfer or assign ownership of this contract, subject to any legal restrictions. A request to transfer or assign ownership must be made in writing and be sent to our Service Office. An assignment is not effective until it is received by our Service Office. We are not responsible for determining the validity of an assignment.

ANNUITANT

The Annuitant is the person who is named to receive income payments and on whose life expectancy income payments may be based. The Owner by written request may change the Annuitant at any time so long as such request is received by our Service Office at least 15 days before the Annuity Date. The change will be effective as of the Date of Receipt of the request. If the Owner and the Annuitant are different persons and the Annuitant dies before the Annuity Date, then the Beneficiary also becomes the Annuitant unless the Owner names a different Annuitant.

BENEFICIARY

The Beneficiary is the person or persons named in the Application who may be entitled to receive any contract benefits that are provided upon the Owner's or the Annuitant's death. A contingent beneficiary may be named to receive the contract benefits in the event the Beneficiary does not survive the Annuitant. If the Beneficiary dies while receiving annuity payments, any remaining payments due will be paid to the Beneficiary's estate.

Unless otherwise provided, benefits will be paid as follows:

       1) If two or more Beneficiaries have been named, all benefits will be paid in equal shares to those living at the time of the Annuitant's death;

       2) If no Beneficiary survives the Annuitant, payment will be made to the Annuitant's estate.


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LVA23979ST 7-94                                                       LVA200S1

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CHANGE OF BENEFICIARY

The Owner, during the Annuitant's life, may change the Beneficiary. To make a change, written notice must be received by our Service Office. The change will take effect as of the date the Owner signs the request. If we make any payments before receiving the request to change the Beneficiary, we will receive credit against our obligations under the contract.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------


INCONTESTABILITY

We will not contest this contract from its Effective Date.


MISSTATEMENT OF AGE OR SEX

If the age or sex of the Annuitant has been incorrectly stated, the amount payable will be the amount that the premium paid would have purchased at the correct age or sex. If a correction of age or sex is made while annuity distribution payments are being made, the amount of any underpayment will be paid in full with the next payment. Any overpayment will be deducted from the future annuity distribution payments until the total is repaid.


PROTECTION OF CONTRACT VALUE AND ANNUITY PAYMENTS

To the extent permitted by law, the Contract Value and the value of annuity payments are exempt from the claims of creditors and from attachment by legal process.


PROOF OF SURVIVAL

We reserve the right to require proof that the Annuitant, or any other persons to whom payment is due under this contract, is alive.


CONFORMITY TO LAW

The Company reserves the right to change this contract in order to comply with all federal and state laws that apply to variable annuities. This right shall include, but not be limited to, the right to conform the terms of this contract to reflect any changes in the United States tax laws so that the contract will continue to qualify as an annuity under United States tax law.



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LVA23979ST 7-94                                                       LVA200S1

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ANNUAL STATEMENT AND REPORTS

At least once each Contract Year, we will send you a statement for this contract. The statement will provide you with information concerning your Contract Value. It will include information concerning the number of Accumulation Units credited to your contract for each Variable Fund Account and the dollar value of the Accumulation Units. This statement will reflect the status of the contract as of a date not more than two months prior to the date of mailing. We may, at our discretion, send you a statement more frequently.
As required by state and federal law, we will also send you semi-annual reports for the Funds that correspond to the Variable Fund Accounts, semi-annual reports for the Separate Account, and any other information.

SERVICE AND ADMINSTRATION OF CONTRACT

The address and toll free phone number of our Service Office for the service and administration of this contract is shown on the Contract Information Page. We reserve the right to change the location and toll-free phone number of our Service Office. We will provide you at least 60 days' advance notice of a change in location or toll-free phone number.

All requests for changes to this contract must be clear and in writing and must be received by our Service Office. Requests to change premium payment allocation, requests for surrenders, and requests for transfers between accounts may, however, be made by telephone if a telephone authorization satisfactory to us in form and content has been completed and is on file with our Service Office. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and only if we do not, will we be liable for any losses because of unauthorized or fraudulent instructions. Information will be obtained prior to any discussion regarding the contract including: (1) USAA number or contract number, (2) the name of the Owner, and (3) social security number of the Owner. In addition, all telephone communications with an Owner are recorded and confirmations of all transactions are sent to the Owner's address. We may modify, suspend or discontinue this telephone transaction privilege at any time without prior notice. A properly completed and filed telephone authorization is valid until written cancellation is received by us.

--------------------------------------------------------------------------------
                               PREMIUM PROVISIONS
--------------------------------------------------------------------------------


INITIAL PAYMENT

If any part of the initial premium payment is requested to be allocated to the Fixed Fund Account, it will be allocated to that account on the Effective Date. If any part of the initial premium payment is requested to be allocated to any of the Variable Fund Accounts, it will be allocated to the Money Market Variable Fund Account on the Effective Date. The premium will remain in the Money Market Fund Variable Account for the Free Look Period plus five days. On the Valuation Date immediately following the end of that period the initial premium payment, together with any subsequent premium payments that have been made, plus any earnings will be allocated among the Variable Fund Accounts in the percentages as directed on the application at the Accumulation Unit value next computed on that date. The initial and all subsequent premium payments must be sent to our Service Office and will not be made effective until received by our Service Office.

FLEXIBLE PAYMENTS

This is a flexible premium annuity. Subsequent premium payments may be paid at any time before the Annuity Date. The amount of premium may be increased or decreased.



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LVA23979ST 7-94                                                       LVA200S1

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MINIMUM PAYMENTS


The minimum amount of premium that may be paid and allocated to any account may not be less than the minimum subsequent premium amount shown on the Contract Information Page. Premium payments will be allocated to the Fixed Fund Account or to one or more of the Variable Fund Accounts as directed by you subject to the terms of this contract.



PREMIUM PAYMENT ALLOCATIONS


Premium payments that are requested to be allocated among the various accounts under this contract must be allocated in amounts no smaller than one tenth of a percent, provided that the total amount equals an aggregate of 100 percent. The allocation of subsequent premium payments among the various accounts under this contract will be made to the same accounts and in the same proportions as the initial premium payment which is shown on the application. The allocation of subsequent premium payments may be changed by the Owner at any time by sending a written request to our Service Office. A request to change subsequent premium payment allocations may be made by telephone if a telephone authorization has been completed and is on file with our Service Office. A request to change subsequent premium payment allocations will be effective with the first premium payment received on or following the Date of Receipt of the request.



PREMIUM TAX


When premium payments are received, a deduction may be made from the payment if there is an applicable state premium tax. The deduction will be the appropriate amount to cover the premium tax. The premium tax deduction will be made either when the premium payment is received by us or when we start annuity payments, depending on state law. If a premium tax deduction is not made from a premium payment and tax is later found to be due, we reserve the right to reduce your value in the contract to collect the amount of the tax.



DATE SUBSEQUENT PREMIUM PAYMENTS CREDITED


Premium payments after the initial premium payment will be credited to the accounts under this contract on the Date of Receipt. Payments to the Variable Fund Accounts under this contract will be credited at the Accumulation Unit value which is next computed on the Date of Receipt.




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LVA23979ST 7-94                                                       LVA200S1

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                               ACCUMULATION PHASE
--------------------------------------------------------------------------------


INTRODUCTION


During the Accumulation Phase of this contract, your premium payments will be applied to the Fixed Fund Account or one or more of the Variable Fund Accounts under this contract as directed by you subject to the terms of this contract. All premium payments allocated and credited to the accounts under this contract are net of any applicable premium tax. Your premium payments will help build Contract Value.


1. FIXED FUND ACCOUNT


GENERAL DESCRIPTION


Under the Fixed Fund Account of this contract, your premium becomes part of the Company's general assets and liabilities. In return, we credit the amount of the premium payment to your contract and guarantee a fixed rate of interest earnings. The premium payment credited to the Fixed Fund Account of this contract is also guaranteed by the Company and will not fall in value. The value of your Fixed Fund Account under this contract on any given date will be:


The sum of premium payments allocated to the Fixed Fund Account:
  (1) less any applicable premium tax;
  (2) plus accumulated interest;
  (3) plus any amounts transferred from the Variable Fund Accounts to the Fixed Fund Account;
  (4) less any contract maintenance charge; and
  (5) less any withdrawals or transfers of value that have been made.



CREDITING OF INTEREST


We will credit interest daily on the amount you have in the Fixed Fund Account. Interest will always be credited at a minimum effective annual rate of 3% or at a higher rate if required by State law. Interest credited may be at the portfolio interest rate or the new money rate depending on when a premium payment or transfer of value into the Fixed Fund Account is received.

  (a) If received prior to the current calendar year:
             (portfolio interest rate)




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LVA23979ST 7-94                                                       LVA200S1

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     At the beginning of each calendar year, we will establish and guarantee an interest rate equal to or greater than the minimum rate. This rate will be in effect throughout the calendar year. We call this our portfolio interest rate. All amounts in the Fixed Fund Account except amounts received during the current calendar year will earn interest at this rate. Before each month begins, we may at our discretion declare additional interest, on all amounts in the Fixed Fund Account except amounts received during the current calendar year, for the next month.


     (b) If received during the current calendar year:
               (new money interest rate)


     At the beginning of each calendar month, we will establish and guarantee an interest rate equal to or greater than the minimum effective annual rate. We call this our new money interest rate. All premium payments or transfers of value into the Fixed Fund Account during a particular month will earn interest at the then current new money interest rate through the end of the then current calendar year. At the end of the calendar year, all amounts deposited into the Fixed Fund Account during that year become subject to our portfolio interest rate and will earn interest thereafter as discussed in paragraph (a) above.


WITHDRAWALS


You may at any time during the Accumulation Phase withdraw all or part of your value in the Fixed Fund Account. A withdrawal is subject to a withdrawal charge as described in this contract. We reserve the right to defer the payment of a withdrawal from the Fixed Fund Account for up to six months from the date our Service Office receives the request.



MINIMUM WITHDRAWAL AMOUNT


The minimum amount which may be requested for withdrawal from the Fixed Fund Account is $500.00, or, if less, the remaining balance of the account.



FREE WITHDRAWAL OR TRANSFER PRIVILEGE


Premium payments that have been made to the Fixed Fund Account more than seven years prior to the requested date of a withdrawal or transfer from the Fixed Fund Account may be withdrawn without charge. In addition, each Contract Year, the Owner may withdraw or transfer up to 15% of the value of the premium payments or transfers that have been made to the Fixed Fund Account during the seven years preceding the requested date of a withdrawal or transfer without incurring a charge. All withdrawals or transfers of premium will be considered made on a "First In-First Out (FIFO)" basis. If the privilege is not exercised or is only partially exercised, it cannot be carried over for use in future Contract Years.


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WITHDRAWAL OR TRANSFER CHARGES

Except as provided in the Free Withdrawal or Transfer Privilege, a charge will be deducted from the amount of any premium withdrawn or transferred from the Fixed Fund Account. The charge is calculated separately based on the date of each premium payment or date of transfer into the Fixed Fund Account. All premium payments will be considered withdrawn or transferred on a "First In-First Out (FIFO)" basis. All withdrawals are considered to be a withdrawal of premium before any earnings are deemed to be withdrawn. There is no charge for withdrawal or transfer of interest earnings.

The charge is calculated as a percentage of the premium withdrawn or transferred. This percentage is determined by the number of years between the date the premium was paid or transferred into the Fixed Fund Account and the requested date of a withdrawal or transfer as shown in the schedule below. For purposes of this charge a year is considered to be a period of 365 days unless a leap year is involved.



Number of Years between Date of Withdrawal          Charge as a Percent of Premium
or Transfer and Date of Premium Payment or          Withdrawn or Transferred in Excess
Transfer into the Fixed Fund Account                of the Free Withdrawal or Transfer Amount
--------------------------------------------        ------------------------------------------
                     0                                                  7%
                     1                                                  6
                     2                                                  5
                     3                                                  4
                     4                                                  3
                     5                                                  2
                     6                                                  1
                     7 or more                                          0


If value is transferred into the Fixed Fund Account from a Variable Fund Account, the value is considered a premium payment and is subject to withdrawal or transfer charges. The date on which the value was transferred into the Fixed Fund Account determines whether and how much of a charge is applicable in accordance with the above schedule.

After the Annuity Date, withdrawals are not available.

INCOME TAX

Withdrawals may be subject to federal income tax penalties. The Owner should seek the advice of a tax consultant prior to making a withdrawal. Under federal income tax law, all withdrawals for value are treated as withdrawals of interest earnings before a return of principal.

II. VARIABLE FUND ACCOUNTS

GENERAL DESCRIPTION

During the Accumulation Phase, you may also invest your premium payments in the Variable Fund Accounts under this contract. The premium that you allocate to a Variable Fund Account is invested by the Company through the Separate Account that we have established to purchase shares of the corresponding Fund at their Net Asset Value. Your value in the Variable Fund Accounts will fluctuate and vary based on the investment experience of the corresponding Fund.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

THE SEPARATE ACCOUNT

The Separate Account is an investment account established under Texas law through which USAA Life Insurance Company invests the premium payments received for investment in the Variable Funds Accounts under this contract. Through subdivisions of the Separate Account which are called the Variable Fund Accounts under this contract, the Company invests in various Funds. The assets of the Separate Account are owned by USAA Life Insurance Company and to the extent that the assets are equal to the reserves and other contractual liabilities, they are not chargeable with liabilities arising out of any other business of the Company. The income, gains, and losses, realized or unrealized, from the assets of the Separate Account are credited or charged against the Separate Account without regard to other income, gains or losses of the Company. The Separate Account is registered as an investment company under federal securities law.

YOUR VALUE IN VARIABLE FUND ACCOUNTS

At the end of each Valuation Date, the Accumulation Unit value for each Variable Fund Account is computed. Your value in a Variable Fund Account is determined by multiplying the number of Accumulation Units credited to that Variable Fund Account by the value of the Accumulation Unit as of the end of any Valuation Date. Accumulation Units are credited to a Variable Fund Account under this contract when you pay us premium and allocate it to the particular Variable Fund Account. The number of Accumulation Units credited to a Variable Fund Account under this contract is determined by dividing the premium credited to the account by the account's Accumulation Unit value next computed on the Date of Receipt of the premium. Each Variable Fund Account's Accumulation Units are valued separately. Initially, the Accumulation Unit value of each Variable Fund Account was arbitrarily set at $10.00, except for the Money Market Variable Fund Account which was set at $1.00. Thereafter, the Accumulation Unit value of a Variable Fund Account as of the end of any Valuation Date is calculated as (1) multiplied by (2) where:

      (1) Is the Accumulation Unit Value for the account as of the end of the immediately preceding Valuation Period; and
      (2) Is the Net Investment Factor for the Valuation Period ending on that Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is an index number that reflects charges to this contract and investment performance during a Valuation Period. The net investment factor for a Variable Fund Account is determined by dividing (1) by
(2), and then subtracting (3) from the result, where:

      (1) is the net result of:
            (a) the Net Asset Value per share of the Fund shares held in the corresponding Variable Fund Account determined at the end of the current Valuation Period;

            (b) Plus the per share amount of any dividend or capital gain distributions made on the Fund shares held in the corresponding Variable Fund Account during the current Valuation Period;

            (c) Plus or minus a per share credit or charge for that current
                Valuation period for any decrease, or increase, in any income taxes reserved that we determine has resulted from the investment operations of the particular Variable Fund Account or any other taxes which are applicable to this contract.

      (2) is the Net Asset Value per share of the Fund shares held in the corresponding Variable Fund Account determined at the beginning of the current Valuation Period.,

      (3) is a factor representing the mortality and expense risk and administrative expense charge. The annual charge is 1.15% (1.05% for the mortality and expense risk charge and 0.10% for the administrative expense charge).




                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

We reserve the right, subject to compliance with federal and state law, to eliminate any Funds that are made available through this contract and substitute another Fund if, in our judgment, further investment in the Fund becomes undesirable in view of the purpose of this contract. We may add new Variable Fund Accounts under this contract to permit investment in additional Funds. We will give you written notice of the addition, elimination and substitution of any Fund within five days after such action occurs.

Your value in a Variable Fund Account is also reduced by any values you have withdrawn or transferred, the contract maintenance charge and any charges that may be levied if systematic withdrawals are elected. You may learn what the daily value of an Accumulation Unit is and the number of units credited to the Variable Fund Accounts under your contract by contacting our Service Office.


VOTING RIGHTS

You have voting rights in relation to your value maintained in the Variable Fund Accounts. You do not have voting rights in relation to value maintained in the Fixed Fund Account or in relation to Fixed Annuity payments.

We will vote shares of the underlying Funds in which the Variable Fund Accounts invest in the manner directed by Owners. Owners may give instructions equal to the number of shares represented by the Units attributable to their Variable Fund Accounts.

We will vote the shares attributable to assets held in the Separate Account solely for us rather than on behalf of Owners, or any shares as to which we have not received instructions, in the same manner and proportion as the shares for which we have received instructions. We will do so separately for each Fund that corresponds to a Variable Fund Account. If we determine, based on our interpretation of applicable law, that we are permitted to vote any fund shares in our own right, we may elect to do so.

The number of votes for an underlying Fund will be determined as of the record date for such Fund as chosen by its board of trustees or board of directors. We will furnish Owners with proper forms and proxies to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) election of the board of trustees or board of directors, as applicable; (b) ratification of the independent auditing firm; (c) approval of the investment advisory agreement;
(d) any change in the fundamental policy; and (e) any other matter requiring a vote of the shareholders.

With respect to approval of the investment advisory agreement or any change in fundamental investment policy, only Owners maintaining value as of the record date in a Variable Fund Account that corresponds to the particular Fund may instruct us how to vote on the matter, pursuant to the requirements of federal law.

WITHDRAWALS

You may at any time during the Accumulation Phase withdraw all or part of your value in a Variable Fund Account. A withdrawal from a Variable Fund Account is not subject to any charge, except a tax charge if applicable. A withdrawal will be made effective at the Accumulation Unit Value next computed on the Date of Receipt of the request. Unless requested differently by the Owner, the value surrendered will be withdrawn from the Variable Fund Accounts in the same proportion as each account's value has to the total value of all the Variable Fund Accounts under the contract as of the Date of Receipt of the request. Requests for withdrawals of value will be paid within seven days of receipt of the request by our Service Office, except as provided under "Postponement of Payments" on page 26.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

WITHDRAWAL OR TRANSFER CHARGES

There is no charge for a withdrawal or transfer of value from a Variable Fund Account.

MINIMUM WITHDRAWAL AMOUNT

The minimum amount which may be requested for withdrawal from a Variable Fund Account is $500.00, or, if less, the remaining balance of the account.

INCOME TAX

Withdrawals may be subject to federal income tax penalties. The Owner should seek the advice of a tax consultant prior to making a withdrawal.

III. MISCELLANEOUS PROVISIONS

CONTRACT VALUE

The Contract Value as of any date during the Accumulation Phase will be:

     The sum of Premium Payments:

        (1) Less any applicable premium tax;

        (2) Plus interest credited to the Fixed Fund Account;

        (3) Plus any increase or less any decrease in the value of the Variable Fund Accounts;

        (4) Less any contract maintenance charge;

        (5) Less any withdrawals of value or loans of value (if allowed by endorsement) that have been made.

MINIMUM REQUIRED CONTRACT VALUE

If during the Accumulation Phase the Contract Value is less than the minimum required Contract Value as shown on the Contract Information Page and no premium payments have been received by us for a period of two years, we may at our option cancel this contract. We will give the Owner 30 days' written notice and an opportunity to satisfy this requirement before we cancel the contract. In the event of a cancellation, we will pay the Owner the Contract Value in a lump sum and be released of any further obligations under the contract.

TRANSFERS

You may convey value from one account to another account under this contract. This is known as a transfer. There is no charge for a transfer from a Variable Fund Account. Transfers from the Fixed Fund Account may be subject to charges. Transfers are also subject to the following restrictions:

    (1) Only six transfers may be made each Contract Year;

    (2) The minimum amount that may be transferred from an account is $100.00;

    (3) A request for a transfer must clearly state the amount to be transferred, the account from which it is to be withdrawn, and the account to which it is to be credited;

    (4) A transfer may not be made during the first 30 days after the Effective Date;


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

    (5) A transfer will result in either the redemption or purchase of Accumulation Units, or both; the transfer will be processed effective at the Accumulation Unit Value next computed on the Date of Receipt of the transfer request;

    (6) We reserve the right at any time and without prior notice to terminate, suspend, or modify these transfer privileges.


DOLLAR COST AVERAGING


We offer dollar cost averaging in the Accumulation Phase. There is no charge for this service and it does not count toward your limit of six transfers per Contract Year. Dollar cost averaging is a program designed to provide for regular, approximately equal investments over time. You may choose to transfer a fixed dollar amount or a specified percentage at regular intervals from any of the Variable Fund Accounts under this contract to one or more of the other accounts under this contract. Dollar cost averaging is not permitted out of the Fixed Fund Account. Transfers under a program of dollar cost averaging will be processed effective at the Accumulation Unit value at the end of the Valuation Period that includes the date of transfer.


You must have at least $5,000.00, of value in an account to begin a program of dollar cost averaging from that account. The minimum amount that may be transferred from an account to another account is $100.00, or, if less, the remaining balance of the account. The intervals between transfers may be monthly, quarterly, or semi-annually. The transfers must be scheduled to occur over a period of at least 12 months. You may select this program by making a request in writing or by telephone if a telephone authorization has been completed and is on file. You may cancel your participation in this program in the same manner. We reserve the right to terminate, suspend or modify the offering of this dollar cost averaging service upon providing you written notice 30 days in advance. Should we suspend or cancel this service, the suspension or cancellation will not affect any dollar cost averaging program then in effect.


SYSTEMATIC WITHDRAWALS


We offer a program of systematic withdrawals. Payments may be made annually, semi-annually, quarterly, or monthly. Withdrawals will be processed effective at the Accumulation Unit value at the end of the Valuation Period that includes the date of withdrawal. Withdrawals may be made pro rata from all accounts under this contract or the Owner may specify which account(s) the payment is to be taken from. Systematic withdrawals from the Fixed Fund Account are subject to a withdrawal charge if they are in excess of the free withdrawal or transfer privilege. We reserve the right to charge a fee if this program is selected. We also reserve the right to terminate, suspend or modify this program upon providing you written notice 30 days in advance. Should we terminate, suspend or modify this program, the suspension or cancellation will not affect any systematic withdrawal program then in effect.


The minimum amount of Contract Value you must have to begin a systematic withdrawal program is $20,000.00. The minimum amount that can be withdrawn from an account under this program is $250.00, or, if less, the remaining balance of the account. You may change the amount or frequency of the systematic withdrawal once in each Contract Year.


Systematic withdrawals may be subject to federal income tax and penalties. The Owner should seek the advice of a tax consultant prior to selecting a program of systematic withdrawal.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

DEATH BENEFIT

If the Annuitant is the Owner and dies before the Annuity Date, we will pay the Beneficiary a death benefit. If the Owner is not the Annuitant and the Owner dies before the Annuity Date, we will pay a death benefit to the Annuitant, or the Beneficiary if the Annuitant does not survive the Owner. We must receive proof of death and a written request, satisfactory to us in form and content, choosing the manner of payment before the death benefit will be paid. Proof of death shall be either a certificate of death, a certified copy of a statement of death from the attending physician, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any proof satisfactory to us. The death benefit is the greater of:

   (1) the Contract Value on the date we receive proof of death; or
   (2) the sum of the premium payments credited to this contract, less the amount of any withdrawals and less any applicable premium tax.

In lieu of receiving the death benefit in a lump sum the Beneficiary or the Annuitant, if entitled, may choose a Distribution Option subject to the following distribution requirements.

DISTRIBUTION REQUIREMENTS

In accordance with current federal income tax law, if the Owner dies before the Annuity Date, distribution of the Contract Value is required to be as follows:

      (1) If the Owner and Annuitant are the same person and no Beneficiary was designated or survived the Owner, full distribution to the Owner's estate must occur within five years after the Owner's death should be;

      (2) If the Owner and the Annuitant are the same person and the Beneficiary is the Owner's spouse, or if the Annuitant is the Owner's spouse, the spouse may:

             (a) Assume ownership as the Annuitant and defer distribution until the Annuity Date; or

             (b) Receive distributions over a period of time not exceeding the spouse's life expectancy and distribution must begin within one year after the Owner's death;

      (3) If the Owner and the Annuitant are the same person and the Beneficiary is not the Owner's spouse, then distribution must begin within one year after the Owner's death and must be made over a period of time not exceeding the life expectancy of the Beneficiary;

      (4) If the Owner and the Annuitant are not the same person and the Annuitant is not the Owner's spouse, then distribution must begin within one year after the Owner's death and must be made over a period of time not exceeding the life expectancy of the Annuitant, or Beneficiary if the Annuitant does not survive the Owner.

--------------------------------------------------------------------------------
               CHARGES ASSESSED AGAINST THIS CONTRACT DURING THE
                      ACCUMULATION AND DISTRIBUTION PHASES
--------------------------------------------------------------------------------

GENERAL

The charges assessed under this Contract are listed below. These charges have an effect on the Contract Value.

                       . Contract Maintenance Charge
                       . Mortality and Expense Risk Charge
                       . Administrative Expense Charge
                       . Taxes (if applicable)
                       . Withdrawal or Transfer Charge




                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

CONTRACT MAINTENANCE CHARGE


Beginning on the anniversary of the Effective Date, and each anniversary thereafter, we will deduct a charge of $30.00 from the Contract Value for contract maintenance. If the total Contract Value is withdrawn at any time during a Contract Year, this charge will be deducted from the Contract Value on the date of the withdrawal. The deduction will be made only while the contract is in the Accumulation Phase. We will prorate the charge among all of the accounts under this contract. The charge to an account will be in the same proportion as each account's value has to the Contract Value as of the anniversary or as of the date of a total withdrawal. Any charge to the Fixed Fund Account will be waived to the extent it would cause the amount of interest earned from the last contract anniversary to be less than 3%.


MORTALITY AND EXPENSE RISK CHARGE


The mortality and expense risk charge is a charge that applies only to the Variable Fund Accounts under this contract. The charge is assessed on a daily basis and affects the value of the Accumulation Unit or Annuity Unit of each Variable Fund Account under this contract. This charge is equal, on an annual basis, to 1.05% of the average net assets of each Variable Fund Account. This charge compensates us for assuming the mortality and expense risks under this contract.


ADMINISTRATIVE EXPENSE CHARGE


The administrative expense charge is a charge that applies only to the Variable Fund Account under this contract. The charge is assessed on a daily basis and affects the value of the Accumulation Unit or Annuity Unit of each Variable Fund Account under this contract. This charge is equal, on an annual basis, to 0.10% of the average net assets of each Variable Fund Account. The administrative expense charge together with the contract maintenance charge compensates us for the expense we incur in the establishment and maintenance of this contract.


TAX CHARGE


The company reserves the right to charge for federal income taxes that may be incurred by the Separate Account. This charge applies only to the Variable Fund Accounts under this contract. The charge if assessed will be applied on a pro rata basis to determine the Accumulation Unit value or Annuity Unit value.

A charge may also be assessed if there is an applicable state premium tax. See page 12 for an explanation of the application of state premium tax.


WITHDRAWAL OR TRANSFER CHARGE


A withdrawal or transfer charge may be assessed in some instances against amounts that are withdrawn or transferred from the Fixed Fund Account. See page 14 for an explanation of when these charges may be applicable.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

--------------------------------------------------------------------------------
                               DISTRIBUTION PHASE
--------------------------------------------------------------------------------

INTRODUCTION

On the Annuity Date, the Company begins making income payments to the Annuitant pursuant to the distribution option you select. We will continue to make payments to the Annuitant as provided by the Distribution Option selected. These payments may be made over the lifetime of the Annuitant. The period of time during which these payments are made is known as the Distribution Phase of this contract.


ANNUITY DATE

The Annuity Date is the date chosen by the Owner. If this contract is used as a Qualified Plan, it must not be later than the date required by federal income tax law. If this contract is used as a Nonqualified Plan, it may not be later than the Annuitant's 95/th/ birthday. The Annuity Date must be at least six months after the Effective Date, unless we choose to waive this requirement.
You may change the Annuity Date selected by giving written notice to our Service Office. Notice must be received by our Service Office at least 30 days prior to the Annuity Date.


MINIMUM CONTRACT VALUE FOR DISTRIBUTION OPTIONS

If at the time this contract becomes payable the Contract Value is less than $2,000.00 or would provide a monthly distribution payment of less than $20.00 per month, we may at our option cancel this contract. In this event, we will pay the Annuitant the Contract Value in a lump sum and be released of any further obligations under the contract.


ELECTION OF DISTRIBUTION OPTION AND FIXED OR VARIABLE ANNUITY PAYMENTS

At least 30 days prior to the Annuity Date, you must inform us in writing which one of the Distribution Options described on page 24-25 you want to use to begin distribution payments. You must also notify us in writing whether you want your Contract Value to fund systematic withdrawals, a Fixed Annuity and/or a Variable Annuity. Variable Annuity payments can be allocated form a maximum of four Variable Fund Accounts. The Contract Value or portion thereof will then be applied to determine the amount of the distribution payment. If this contract has been assigned, the amount due the assignee must be paid in a lump sum before any distribution payments can be determined and commenced.

If you have not elected a Distribution Option at least 30 days prior to the Annuity Date, we will apply the Contract Value to effect an annuity under Option 2 as described on page 25 with monthly payments guaranteed for 10 years. The value of the Fixed Fund Account will be applied to effect a Fixed Annuity. The value of the Variable Fund Accounts will be applied to effect a Variable Annuity with payments funded from each Variable Fund Account in the same proportion as each account's value has to the total value of all Variable Fund Accounts under your contract.

In electing a Distribution Option, you may apply all of your Contract Value to effect a Fixed Annuity or a Variable Annuity. You may allocate Contract Value to effect a combination Fixed and Variable Annuity. You may also obtain distribution payments by systematic withdrawal.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

FIXED ANNUITY DISTRIBUTION

A Fixed Annuity provides a distribution under which payments do not vary as to dollar amount and which are guaranteed by the Company. The guaranteed monthly payment amount for each $1,000.00 of Contract Value applied is shown in the appropriate Annuity Payment Table beginning on page 26.


VARIABLE ANNUITY DISTRIBUTION

A Variable Annuity provides payments that are not guaranteed. The amount of the payment will vary based on the investment experience of the Funds that correspond to the Variable Fund Accounts under this contract. The amount of the payment may rise or it may fall. We guarantee that the dollar amount of each payment after the first shall not be affected by actual expenses or variations in mortality experience.


DETERMINATION OF THE FIRST VARIABLE ANNUITY DISTRIBUTION PAYMENT

If a Variable Annuity distribution is selected, value will be applied in accordance with the Distribution Option selected. The amount of the first payment for each $1,000.00 of value applied is shown in the appropriate Annuity Payment Table beginning on page 27.


DETERMINATION OF VARIABLE ANNUITY DISTRIBUTION PAYMENTS AFTER THE FIRST PAYMENT

Each Variable Fund Account has Annuity Units, the value of which fluctuates and varies daily. The dollar amount of the first annuity payment for each Variable Fund Account is divided by the value of that account's Annuity Unit as of the end of the Valuation Period immediately preceding the tenth day before the Annuity Date. This result establishes a fixed number of Annuity Units for each Variable Fund Account under this contract. The number of Annuity Units under each Variable Fund Account is then used to determine the amount of each periodic annuity payment to be made from that account.

The number of Annuity Units in a Variable Fund Account is multiplied by the Annuity Unit value of that account as of the end of the Valuation Period immediately preceding the tenth day before the date on which payment is to be made. This result establishes the dollar amount of the payment from that account. The payments from each Variable Fund Account are then added to determine the total Variable Annuity payment to be made to the Annuitant.


ANNUITY UNIT VALUE

At the end of each Valuation Date, the Annuity Unit value for each Variable Fund Account is computed. Initially, the Annuity Unit value for each Variable Fund Account was arbitrarily set at $10.00 except for the Money Market Variable Fund Account which was set at $1.00. Thereafter, the Annuity Unit value of a Variable Fund Account as of the end of any Valuation Date is calculated by multiplying (1) by (2) and multiplying the result by (3) where:

      (1) Is the Annuity Unit value for the Variable Fund Account as of the end of the immediately preceding Valuation Period; and

      (2) Is the Net Investment Factor, as defined on page 15, for the Valuation Period then ended; and

      (3) Is a factor used to adjust for the assumed interest rate of 3% per year used in the Tables but which is not applicable because the actual amount earned on the Variable Fund Account is credited instead.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

TRANSFERS OF ANNUITY UNITS

You may transfer Annuity Units by filing a written request with our Service Office, or you may request a transfer by telephone if a telephone authorization has been completed and is on file with our Service Office.

Values may be transferred between the Variable Fund Accounts. The total amount transferred from an account must be at least $100.00. You may also transfer Annuity Units from a Variable Fund Account to establish a Fixed Annuity payout or increase the amount of Fixed Annuity payments. Transfers of value from a Variable Fund Account to another Variable Fund Account or to a Fixed Annuity are limited to three per Contract Year during the Distribution Phase. There is no charge for such transfers.

Transfers will be processed effective at the Annuity Unit value next computed on the Date of Receipt of the transfer request.

If a request to transfer Annuity Units is received after the Valuation Period that immediately precedes the tenth day before an annuity payment date, the transfer will be effective at the Annuity Unit value next computed on the Valuation Date immediately following the annuity payment date. Once Annuity Unit value has been transferred to purchase a Fixed Annuity payment or to purchase or to purchase a larger Fixed Annuity payment, it is locked in and cannot be transferred out.


OWNER/ANNUITANT'S DEATH

In accordance with current federal income tax law, if the Owner is the Annuitant and dies on or after the Annuity Date, any payments that remain under the terms of the contract must continue at least as rapidly as before the Annuitant's death. The Beneficiary may:

      (1) Continue to receive the same payments as the Annuitant; or

      (2) Receive higher payments, but over a shorter period of time, than the Annuitant was receiving; or

      (3) Take full distribution of the remaining value at the Annuitant's death.

If payments were contingent upon the Annuitant being alive, then these distribution rules do not apply.


--------------------------------------------------------------------------------
                              DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

GENERAL

You may elect to have payments made under any one or more of the Distribution Options listed below or any other option including a lump sum that you and the Company mutually agree upon in writing. Payments may be received on a Fixed Annuity basis, a Variable Annuity basis, or both, or by systematic withdrawal. Payments on a Fixed Annuity basis are available under Options 1 through 5. Payments on a Variable Annuity basis are available only under Option 1, 2 and 3. Regardless of whether a Fixed Annuity or Variable Annuity is selected, if Option 1 or 3 is chosen it is possible to receive only one payment if the Annuitant or the Joint Annuitants die before the second payment. This is possible because no minimum number of payments is guaranteed by the Company under those Options.



                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

The attached tables show the minimum dollar amount of the first monthly payment for each $1,000.00 applied under the Distribution Options. The tables are based on an assumed investment rate of 3%. The Company may, at its discretion, offer more favorable Distribution Option values based upon its then current interest rate and mortality assumptions.


OPTION 1. INCOME PAYMENTS FOR LIFE - If a Fixed Annuity is selected under this option, the Company guarantees periodic payments as long as the Annuitant is alive. If monthly payments are selected, they are made at the values shown in Table 1.

If a Variable Annuity is selected under this option, periodic payments are designed to continue as long as the Annuitant is alive, but because of the inherent risk of a market based investment are not guaranteed to continue for life. If monthly payments are selected, the first payment is made at the values shown in Table 1. Subsequent Variable Annuity payments are variable in dollar amount.


OPTION 2. INCOME PAYMENTS FOR LIFE WITH A CERTAIN PERIOD GUARANTEED - If a Fixed Annuity is selected under this option, the Company guarantees periodic payments will be made as long as the Annuitant is alive. The Company also guarantees that periodic payments will be made for a certain period of time even if the Annuitant dies before that period of time has expired. If monthly payments are selected, they are made at the value shown in Table 1.

If a Variable Annuity is selected under this option, periodic payments are designed to continue as long as the Annuitant is alive, but because of the inherent risk of a market based investment are not guaranteed to continue for life. Under this option the Company will make payments for a certain period of time even if the Annuitant dies before that period of time has expired. The amount of the payment is, however, contingent upon the current value of the Annuity Units at the time the payment is due.

If monthly payments are selected, the first payment is made at the values shown in Table 1. Subsequent Variable Annuity payments are variable in dollar amount.


OPTION 3. JOINT AND SURVIVOR LIFE INCOME - If a Fixed Annuity is selected under this option, the Company guarantees periodic payments as long as the Annuitant or the Joint Annuitant is alive. If monthly payments are selected, they are made at the value shown in Table 2.

If a Variable Annuity is selected under this option, periodic payments are designed to continue as long as the Annuitant or the Joint Annuitant is alive, but because of the inherent risk of a market based investment are not guaranteed to continue for their lives. If monthly payments are selected, the first payment is made at the values shown in Table 2. Subsequent Variable Annuity payments are variable in dollar amount.

If one of the joint annuitants dies before the Annuity Date the election of this option is revoked. The surviving Annuitant may elect to receive any one or more of the other Distribution Options available under the contract.


OPTION 4. INCOME FOR SPECIFIED PERIOD - If distribution is selected under this option, the Company will make periodic payments which are guaranteed for a specified period of time. This period of time is agreed upon before payments begin. This period of time cannot be longer than 30 years. If monthly payments are selected, they are made at the values shown in Table 3.


OPTION 5. INCOME OF FIXED AMOUNT - If distribution is selected under this option, a sum of monetary value is transferred to the Company. In exchange, the Company agrees to pay the specified amount of interest on the principal and to make periodic payments of a fixed dollar amount that is chosen as long as the principal and interest earnings last. If monthly payments are selected, they are made at the values shown in Table 3, but the number of years payable depends on the sum of monetary value transferred to the Company.


                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

OPTION 6. SYSTEMATIC WITHDRAWALS - You may elect a series of substantially equal periodic payments made either monthly, quarterly, semi-annually or annually. These payments may be made over the life expectancy of the Annuitant or over a shorter period of time. Withdrawals will be processed effective at the Accumulation Unit value at the end of the Valuation Period that includes the date of withdrawal. Withdrawals may be made pro rata from all accounts under this contract or the Owner may specify which account(s) the payment is to be taken from. You may change the amount or frequency of the systematic withdrawal once in each Contract Year. The minimum amount of Contract Value you must have to elect systematic withdrawal is $20,000.00. The minimum amount that can be withdrawn from an account under this contract is $250.00, or, if less, the remaining balance of the account.

If this contract is used to fund a Qualified Plan and if distributions are required under federal income tax law, we offer a service to determine the minimum amount of distribution that must be taken each year. You may arrange with us to have this amount distributed by systematic withdrawal.

--------------------------------------------------------------------------------
                            POSTPONEMENT OF PAYMENTS
--------------------------------------------------------------------------------

We may not be able to determine the value of assets of the Variable Fund Accounts if:

      (1) The New York Stock Exchange is closed for other than customary weekends and holidays; or

      (2) Trading on the New York Stock Exchange is restricted; or

      (3) An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Separate Account or determine their value; or

      (4) The Securities and Exchange Commission, by order, permits us to defer payments for the protection of Owners of our Variable Annuity contract.

During such times we may defer:

      (1) Determination of Variable Fund Account values;

      (2) Payment of such values; and

      (3) Any requested transfer of Variable Fund Account values.

Requests for partial or full withdrawals which would be derived from a premium payment made to us by a check which has not cleared the banking system will be deferred until payment of the check has been honored, to the extent permitted by applicable law at the time.



                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S1

                            ANNUITY PAYMENT TABLE 1

                                (OPTIONS 1 & 2)


Amount of Monthly Payment for each $1,000.00 applied.  Second and subsequent annuity payments, when based on the investment experience of a Variable Fund Account, are variable and are not guaranteed as to fixed dollar amount.

----------------------------------------------------------------------------------------------------------------------------------
                          MALE                                    AGE                                    FEMALE
----------------------------------------------------------------------------------------------------------------------------------
                          Period Certain and Life                                                        Period Certain and Life
      Life          ----------------------------------                               Life             ----------------------------
      Only              10 YRS              20 YRS                                   Only               10 YRS              20 YRS
----------------------------------------------------------------------------------------------------------------------------------

    $ 4.07              $4.05               $3.96                  50               $3.80               $3.79               $3.74
      4.14               4.12                4.02                  51                3.86                3.85                3.79
      4.22               4.19                4.08                  52                3.92                3.90                3.84
      4.30               4.27                4.14                  53                3.98                3.97                3.89
      4.39               4.35                4.20                  54                4.05                4.03                3.95
      4.48               4.43                4.27                  55                4.12                4.10                4.01

      4.52               4.52                4.33                  56                4.20                4.17                4.07
      4.68               4.62                4.40                  57                4.28                4.25                4.13
      4.79               4.72                4.47                  58                4.36                4.33                4.20
      4.90               4.82                4.54                  59                4.45                4.41                4.26
      5.03               4.94                4.61                  60                4.55                4.50                4.33

      5.16               5.05                4.67                  61                4.65                4.59                4.40
      5.30               5.18                4.74                  62                4.76                4.69                4.47
      5.45               5.30                4.81                  63                4.87                4.80                4.54
      5.61               5.44                4.87                  64                5.00                4.91                4.61
      5.79               5.58                4.94                  65                5.13                5.03                4.69

      5.97               5.73                5.00                  66                5.27                5.15                4.76
      6.17               5.88                5.06                  67                5.42                5.29                4.83
      6.38               6.04                5.11                  68                5.58                5.42                4.90
      6.61               6.21                5.16                  69                5.75                5.57                4.97
      6.85               6.38                5.21                  70                5.94                5.72                5.03

      7.11               6.55                5.25                  71                6.14                5.89                5.09
      7.39               6.73                5.29                  72                6.36                6.06                5.15
      7.69               6.91                5.33                  73                6.59                6.23                5.20
      8.01               7.09                5.36                  74                6.85                6.42                5.25
      8.35               7.27                5.39                  75                7.13                6.61                5.29

      8.72               7.45                5.41                  76                7.43                6.80                5.33
      9.11               7.62                5.43                  77                7.76                7.00                5.37
      9.52               7.79                5.45                  78                8.11                7.20                5.40
      9.96               7.96                5.46                  79                8.49                7.40                5.42
     10.43               8.12                5.47                  80                8.90                7.60                5.44
-----------------------------------------------------------------------------------------------------------------------------------




                                                                      23979-0797
                                                                      ----------
LVA2379ST 7-94                                                        LVA200S2

                            ANNUITY PAYMENT TABLE 2

                                   (OPTION 3)


Amount of Monthly Payment for each $1,000.00 applied.  Second and subsequent annuity payments, when based on the investment experience of a Variable Fund Account, are variable and are not guaranteed as to fixed dollar amount.

                                                            FEMALE AGE
----------------------------------------------------------------------------------------------------------------------------------
                              50              55              60              65              70              75              80
----------------------------------------------------------------------------------------------------------------------------------
M
                50           $3.53           $3.65           $3.77           $3.86           $3.94           $3.99           $4.02
A
                55            3.61            3.78            3.94            4.10            4.22            4.32            4.39
L
                60            3.67            3.88            4.11            4.34            4.54            4.71            4.84
E
                65            3.72            3.96            4.25            4.56            4.87            5.16            5.39

A               70            3.75            4.02            4.35            4.74            5.18            5.63            6.03

G               75            3.77            4.06            4.43            4.89            5.44            6.06            6.70

E               80            3.78            4.09            4.48            4.98            5.63            6.43            7.33
----------------------------------------------------------------------------------------------------------------------------------


                            ANNUITY PAYMENT TABLE 3

                                (OPTIONS 4 & 5)


      Amount of monthly payment for each $1,000.00 applied.
------------------------------------------------------------------
       YEARS      MONTHLY     YEARS    MONTHLY    YEARS    MONTHLY
      PAYABLE     PAYMENT    PAYABLE   PAYMENT   PAYABLE   PAYMENT
------------------------------------------------------------------
         1         $84.47       11     $8.86        21     $5.32
         2          42.86       12      8.24        22      5.15
         3          28.99       13      7.71        23      4.99
         4          22.06       14      7.26        24      4.84
         5          17.91       15      6.87        25      4.71

         6          15.14       16      6.53        26      4.59
         7          13.16       17      6.23        27      4.47
         8          11.68       18      5.96        28      4.37
         9          10.53       19      5.73        29      4.27
         10          9.61       20      5.51        30      4.18
------------------------------------------------------------------



                                                                      23979-0797
                                                                      ----------
LVA2379ST 7-94                                                        LVA200S2

                                  [USAA logo]


                          USAA LIFE INSURANCE COMPANY
             9800 Fredericksburg Road  -  San Antonio, Texas 78288


                                VARIABLE ANNUITY

                           FLEXIBLE PREMIUM DEFERRED
                COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT



NONPARTICIPATING  -  NO DIVIDENDS






                                                                      23979-0797
                                                                      ----------
LVA23979ST 7-94                                                       LVA200S2

                   INDIVIDUAL RETIREMENT ANNUITY (IRA) RIDER
                          USAA LIFE INSURANCE COMPANY


     This rider amends and becomes a part of the annuity contract to which it is attached (hereinafter called "this contract") and has the same effective date as the annuity contract. This contract is for the exclusive benefit of the Annuitant or his/her beneficiary. The Annuitant and Owner shall always be the same person. The Annuitant hereby agrees that as of the effective date, this contract shall be modified in the following particulars:

      (1) A contract issued on the basis of this application will not be transferable except to the Company on surrender or settlement or under a Qualified Domestic Relations Order issued by a court having appropriate jurisdiction. It may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or any other purpose. The entire interest of the Annuitant in this contract shall be nonforfeitable.

      (2) The annual contribution under this contract will not be fixed and will not exceed the lesser of 100% of the Annuitant's compensation for the taxable year or $2,000 for any Annuitant, except that this $2,000 limitation is not applicable to:

             a. A single premium payment which represents any portion of an eligible rollover distribution as defined and described in sections 402(c)(4), 403(a)(4), 403(b)(8) or 408(d)3 of the
                Internal Revenue Code; or

             b. Premiums which represent contributions under sections 408(j),
                (k) or (l) of the Internal Revenue Code.

     Compensation means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, section
                                 ----------------------------------------
401(c)(2) shall be applied as if the term trade or business for purposes of
---------------------------------------------------------------------------
section 1402 included service described in subsection (c)(6).  Compensation does
------------------------------------------------------------
not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).

     Contributions will be in cash only. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

      3. If premium payments are interrupted, the contract will not terminate except as provided in the contract section titled Minimum Required Contract Value, and premium payments of at least the minimum amount shown on the Contract Information Page may be resumed at any time.

      4. The entire value of the Annuitant's contract will be distributed, or commence to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains. Age 70 1/2, in equal or substantially equal amounts, over (a) the Annuitant's life or the lives of the Annuitant and his/her designated beneficiary, or
         (b) a period certain not extending beyond the Annuitant's life expectancy or the joint and last survivor expectancy of the Annuitant and his/her designated beneficiary.



                                    Page 1                            24882-1297
                                                                      ----------
LQA24882ST 11-97                                                      AQA309ST

      5. Minimum Amounts To Be Distributed. If the Annuitant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the required beginning date and each year thereafter) must be at least equal to the quotient obtained by dividing the Annuitants benefit by the applicable life expectancy.

         For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Annuitant's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the Annuitant shall be distributed using the applicable life expectancy as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

         Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

         Distributions under this annuity contract shall be made in accordance with the requirements of section 401(a)(9) of the Code and the Regulations thereunder. For purposes of this requirement, any amount paid to a child of the Annuitant will be a treated as if it had been paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches the age of majority.

      6. Before distributing an amount from the contract, the Company shall receive from the Annuitant a declaration in writing of the Annuitant's intention as to the disposition of the amount distributed, except in the case of the Annuitant's death or disability or when the Annuitant is at least age 59 1/2. Distributions paid during the Annuitant's lifetime other than periodic payments are subject to contractual surrender charges, regardless of the Annuitant's age.

      7. Distributions Beginning Before Death. If the Annuitant dies after distribution of his/her interest has begin, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

      8. Distributions Beginning After Death. If the Annuitant dies before distribution of his/her interest begins, the Annuitant's entire interest will be distributed in accordance with one of the following four provisions:

            a. The Annuitant's entire interest will be paid by December 31 of the calendar year containing the fifth anniversary of the Annuitant's death.

            b. If the Annuitant's interest is payable to a beneficiary designated by the Annuitant and the Annuitant has not elected
               (8)(a) above, then the entire interest will be distributed over the life or over a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Annuitant died. The designated beneficiary may elect at any time to receive greater payments.

                                    Page 2                            24882-1297
                                                                      ----------
LQA24882ST 11-97                                                      AQA309ST

      c. If the designated beneficiary of the Annuitant is the Annuitant's surviving spouse, the spouse may elect to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Annuitant died and (2) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. Such election must be made not later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin pursuant to the preceding sentence. The surviving spouse may increase the frequency or amount of such payments.

      d. If the designated beneficiary is the Annuitant's surviving spouse, the spouse may treat the contract as his/her own Individual Retirement Arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to or a rollover to or from such contract, or fails to elect any of the above three provisions.

AMENDMENT OF CONTRACT TO QUALIFY AS ROTH INDIVIDUAL RETIREMENT ANNUITY ("ROTH IRA") UNDER SECTION 408A OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("CODE") -SECTIONS 9 AND 10 APPLY IF THE ANNUITANT HAS DESIGNATED THIS CONTRACT AS A ROTH IRA.

 9. The contract will accept contributions only as follows:

      a. Contributions to this contract must be paid in cash and, except in the case of a trust-to-trustee transfer from another Roth IRA, or in the case of a conversion from a Traditional IRA to a Roth IRA, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRAs and Traditional IRAs held by the Owner. Contributions may be made without respect to the age of the Owner.

      The contribution limit for the taxable year is either (1) the lesser of $2,000 or 100% of compensation of the Owner for the taxable year, or
         (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the compensation of the Owner and the Owner's spouse for the taxable year less the spouse's contribution to a Roth IRA or Traditional IRA for the taxable year (if any).

         For single taxpayers, contributions to a Roth IRA are phased out pursuant to provisions of the Internal Revenue Code for adjusted gross incomes between $95,000 and $110,000. For joint taxpayers, contributions to the Roth IRA are phased out pursuant to the provisions of the Internal Revenue Code for adjusted gross income between $150,000 and $160,000.

      b. A conversion can be made from a traditional IRA to a Roth IRA only if the Owner's adjusted gross income for the taxable year of the conversion does not exceed $100,000.

      c. For purposes of this section, compensation means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered and includes earned income, as defined in section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to, interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the Owner's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2).


 10. The Owner's entire interest will be distributed in accordance with one of the following four provisions:

      a. The Owner's entire interest will be paid by December 31 of the calendar year which contains the fifth anniversary of the Owner's death.

      b. If any portion of the Owner's interest is payable to a designated beneficiary and such beneficiary has not elected (a) above, then the entire interest which is payable to the beneficiary will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated beneficiary, commencing by December 31 following the first anniversary of the Owner's


                                    Page 3                            24882-1297
                                                                      ----------
LQA24882ST 11-97                                                      AQA309ST
          death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the contract.

       c. In applying the requirements of (b) to any portion of the Owner's interest which is payable to the Owner's surviving spouse, the date on which the Owner would have attained age 70 1/2 will be substituted for the first anniversary of the Owner's death.

       d. If the designated beneficiary of the Owner is the Owner's surviving spouse, the spouse may treat the contract as the spouse's own Roth IRA. This election will be deemed to have been made if the surviving spouse makes a rollover or other contribution into this contract or if the surviving spouse has failed to satisfy one or more requirements described in (a) or (b). If the Owner's surviving spouse dies before distributions are required to begin under this section, the Owner's surviving spouse will be treated as having elected to make the Roth IRA his or her own Roth IRA.

 11. This contract shall be amended from time to time if required to reflect changes in the Internal Revenue Code, Internal Revenue Service Regulations, or published revenue rulings.

     It is hereby agreed that it is the responsibility of the Annuitant to notify the Company in the event that the aggregate contributions due or paid under all accounts or contracts purchased in his/her name and qualifying as Individual Retirement Account or Individual Retirement Annuities exceed:

     a. $2,000 annually; or

     b. The sum of the maximum annual contribution allowed for the annuitant under a Simplified Employee Pension (SEP-IRA) as described in section 408(j) of the Internal Revenue Code; or

     c. The maximum amount eligible for rollover treatment under sections 402(c)(4), 403(a)(4), 403(b)(8), or 408(d)(3) of the Internal Revenue
        Code.

By applying for this contract, the Annuitant acknowledges receipt of a disclosure statement provided by the Company describing this Individual Retirement Annuity.

                                                      /s/ EDWIN L. ROSANE
                                                      -------------------------
                                                           Edwin L. Rosane
                                                              President


                                    Page 4                            24882-1297
                                                                      ----------
LQA24882ST 11-97                                                      AQA309ST

                          USAA LIFE INSURANCE COMPANY

                 OPTIONAL RETIREMENT PROGRAM (ORP) ENDORSEMENT


The Variable Annuity contract to which this endorsement is attached is subject to all applicable requirements of the Texas Optional Retirement Program, including the following provisions.

GUARANTEED RETURN OF FIRST YEAR'S STATE MATCHING CONTRIBUTION

Notwithstanding any other provision of the contract to the contrary, USAA Life Insurance Company guarantees that the First Year's State Matching Contribution (or fractional part thereof) will be refunded to in the event the employee/participant does not begin his/her second year of participation in the Optional Retirement Program. USAA Life Insurance Company will place the State Matching Contribution in the Fixed Fund Account until notification is received by us from the Optional Retirement Program that the employee/participant has begun his/her second year of participation in the Optional Retirement Program. Contributions by the employee/participant are not subject to this requirement and may be made as described in the contract.

DISTRIBUTION RESTRICTIONS IN OPTIONAL RETIREMENT PROGRAM

Notwithstanding anything in the contract to the contrary, the benefits of an annuity purchased under the Optional Retirement Program are available only if the participant obtains the age of 70 1/2 years or terminates participation in the program as follows:

    (1) Death;
    (2) Retirement (including disability retirement); or
    (3) Termination of employment in all public institutions of higher education in Texas. A change of company providing ORP benefits or a participant's transfer between institutions of higher education is not a termination of employment.

You may not transfer the ownership of the contract. However, a divestiture is permissible under a Qualified Domestic Relations Order issued by a court having appropriate jurisdiction. "Qualification Domestic Relations Order" (QDRO) means a domestic relations order which recognizes the existence of an alternate payee's right to receive, or assigns to an alternate payee the right to receive, all or a portion of the benefits payable to the participant under a plan. An "alternate payee" is a spouse, former spouse, child or other dependent of a participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits under a plan with respect to the participant.

Any request from a participant for withdrawal of benefits shall be accompanied by a written statement from

--------------------------------------------------------------------------------

to certify vesting status and the termination date of employment before withdrawal shall be permitted under the contract.

This endorsement is issued and attached to the contract by the USAA Life Insurance Company, San Antonio, Texas.

The effective date of the endorsement is the Effective Date of the contract.


                                                      /s/ EDWIN L. ROSANE
                                                    ---------------------------
                                                    Edwin L. Rosane - President


                                                                      24678-0794
                                                                      ----------
LQA24678TX 7-94                                                       LQA406TX